UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): November 4, 2025

BIO-PATH HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36333	87-0652870
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

625 Stanwix St. #2407, Pittsburgh, PA	15222
(Address of principal executive offices)	(Zip Code)

(630) 708-0750

(Registrant’s Telephone Number, Including Area Code)

4710 Bellaire Boulevard, Suite 210, Bellaire, Texas	77401

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.001 per share	BPTH	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

"Bio-Path Holdings, Inc. is referred to herein as “Bio-Path”, “we”, “us”, or “the Company”."

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On November 13, 2025, the Board of the Company accepted the resignation of Douglas Morris as member of the Board of Directors which was provided electronically to us on November 4, 2025.

Item 8.01 Other Events.

We are currently seeking financing to support our planned turnaround of the Company which we anticipate will include updating our finance team, engaging new PCAOB auditors, hiring investment bankers to review our biotech portfolio for sale, partnerships or other, and pursuing strategic mergers and acquisitions. There can be no assurances we will be successful in raising capital or executing on our turnaround plans. If we are unable to raise capital, there is substantial doubt as to our ability to continue as a going concern and remain listed on the OTC Markets or other public trading platforms.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

BIO-PATH HOLDINGS, INC.

Dated: November 14, 2025	By:	/s/ Vikram Grover
Vikram Grover
Chief Executive Officer, Chief Financial Officer and Director

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